UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

ME RENEWABLE POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-202234	30-0845224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 19, Jalan Berjaya Baru, Taman Berjaya Baru, 43000 Kajang, Selangor, Malaysia
(Address of Principal Executive Offices)

+6087-504857

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 EXPLANATORY NOTE

On April 28, 2022, ME Renewable Power Corp. (OTC: MEPW) (the “Company”) filed its Form 8-K (“Original Form 8-K”) to report the departure of directors and principal officers and the election of directors and appointment of principal officers, and the sale of control shares of the Company. However, the Original Form 8-K included an error in the name of the new control purchaser, and also failed to provide complete information regarding the biographical information about the new officers and directors. This Amendment No. 1 to the Form 8-K is filed to provide such corrective and additional disclosures.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 5.01 Changes in Control of Registrant.

Effective April 25, 2022, Friction & Heat, LLC, the previous majority shareholder of the Company, entered into a stock purchase agreement for the sale of 220,000,000 shares of Common Stock of the Company to Tek Financial Limited, organized under the laws of the Cayman Islands.

As a result of the acquisition, Tek Financial Limited holds approximately 97% of the issued and outstanding shares of Common Stock of the Company, and as such it is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Also effective April 25, 2022, the previous sole officer and director of the company, Karina Garcia Peralta, resigned her positions with the Company. Upon such resignations, Peter Rooney was appointed as Chief Executive Officer, Treasurer and Secretary, and Director of the Company, and H’NH Paik Sun was appointed Director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officers and directors are as follows:

Officer and Director – Peter Rooney

Mr. Rooney has been involved in managing companies for over 35 years. He has been a Director and Advisory Board member of TJK Capital Pty Ltd., a Private Venture Capital & Strategic Fund Management since 2016. He was the former Vice President of Sales in the Asia-Pacific region for Mincom Pty Ltd, a software and services company that provides business software to industries including mining, public infrastructure, defense, oil and gas. In addition to this, he was appointed as Business Development Manager for Queensland and the Northern Territory in 2001 where he was responsible for building the company’s presence in Queensland and the Northern Territory, and enhancing business development through existing business relationships and assisting new clients to realize the benefits of integration to disparate applications.

Mr. Rooney earned a Bachelor Psychology & Agriculture from the University of Melbourne in 1976, and completed HSC in 1971.

Director - H’NG Paik Sun

Since 2007, Dr. Sun has been Associate Professor, Faculty Of Forestry, University Putra Malaysia. Head Of Laboratory, Institute Of Tropical Forestry And Forest Product (Introp), University Putra Malaysia. He also has served as a Technical Expert/Consultant for several entities since 2011, and still serves in that role for Mogul Energy International, Inc. and the Department Of Standards Malaysia, and has served as the Country Representative of the International Standards Organization (Iso) On Harmonizing Standard, Switzerland.

Dr. Sun earned a Doctor of Philosophy (Phd) from The Universiti Putra Malaysia in 2003. He earned a Bachelor of Wood Science and Technology from The Universiti Putra Malaysia in 1999.

Item 8.01 Other Events.

Change in Address of Company

On April 25, 2022, the Company’s location and the location of the Company’s books and records has changed from Vista del vaque #13, la charcas Santiago, Dominican Republic, to No. 19, Jalan Berjaya Baru, Taman Berjaya Baru, 43000 Kajang, Selangor,Malaysia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ME POWER CORPORATION

Date: May 5, 2022	By:	/s/ Peter Rooney
Name: Peter Rooney
Title: CEO